Exhibit 10.48
AMENDMENT NO. 1 TO
RESTRICTED SHARE UNITS AGREEMENT
     THIS AMENDMENT NO. 1 TO RESTRICTED SHARE UNITS AGREEMENT (“Amendment No. 1”) is made as of November 19th, 2007 between Cardinal Health, Inc., an Ohio corporation (the “Company”), and Dwight Winstead (the “Executive”).
     WHEREAS, the Company and the Executive entered into that certain Restricted Share Units Agreement dated as of May 17, 2004 (the “Agreement”) granting to the Executive 5,000 Restricted Share Units representing an unfunded, unsecured promise of the Company to deliver Common Shares to the Executive as set forth therein;
     WHEREAS, the Agreement generally provides that the Executive will defer payment of the Common Shares subject to the Restricted Share Units until the one-year anniversary of the first date on which the Executive ceases to be an employee of the Company, or on such earlier date as may be approved by the Chairman of the Company; and
     WHEREAS, the Company and the Executive desire to amend the Agreement to conform the deferred settlement provisions to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, by eliminating the discretion of the Chairman to permit an acceleration of the payment of the Common Shares subject to the Restricted Share Units.
     NOW, THEREFORE, the Company and the Executive hereby agree to amend the Agreement by deleting Paragraph 7 of the Agreement in its entirety and replacing said paragraph with the following:
“7. Payment. Subject to the provisions of Paragraphs 5 and 6 of this Agreement, on the one-year anniversary of the first date on which Grantee ceases to be an employee of the Cardinal Group (unless such cessation does not constitute a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code, and the regulations thereunder, in which case the settlement contemplated by this paragraph shall occur on the one-year anniversary of the first date that does so constitute a “separation from service”), Grantee shall be entitled to receive from the Company (without any payment on behalf of Grantee other than as described in Paragraph 11) the Common Shares represented by this Award.”
     Except as amended by this Amendment No. 1, the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

CARDINAL HEALTH, INC.		EXECUTIVE

By:	/s/ Carole Watkins	/s/ Dwight Winstead
Its:	CHRO